Exhibit 10.65
THE PROGRESSIVE CORPORATION
1998 DIRECTORS’ STOCK OPTION PLAN
SECTION 1. Purpose; Definitions.
     The purposes of The Progressive Corporation 1998 Directors’ Stock Option Plan (the “Plan”) are to enable The Progressive Corporation (the “Company”) to attract, retain and reward directors of the Company and to strengthen the mutuality of interests between such directors and the Company’s shareholders by offering such directors options to purchase Common Shares of the Company.
For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) “Award” means any award of Stock Options under the Plan.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     (d) “Committee” means the Committee referred to in Section 2 hereof.
     (e) “Company” means The Progressive Corporation, an Ohio corporation, or any successor corporation.
     (f) “Disability” means disability as determined under procedures established by the Committee for purposes of the Plan, or in the absence of the Committee, the Board.
     (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (h) “Fair Market Value” means, as of any given date, the mean between the highest and lowest quoted selling price, regular way, of the Stock on such date on the New York Stock Exchange or, if no such sale of the Stock occurs on the New York Stock Exchange on such date, then such mean price on the next preceding day on which the Stock was traded. If the Stock is no longer traded on the New York Stock Exchange, then the Fair Market Value of the Stock shall be determined by the Committee in good faith.
     (i) “Non-Qualified Stock Option” means any Stock Option that is not an incentive stock option, within the meaning of Section 422 of the Code or any successor section thereto.
     (j) “Option Term” has the meaning given to such term in Section 4(b)(2).
     (k) “Plan” means The Progressive Corporation 1998 Directors’ Stock Option Plan, as amended from time to time.
     (l) “Stock” means the Common Shares, $1.00 par value per share, of the Company.
     (m) “Stock Option” or “Option” means any option to purchase shares of Stock granted pursuant to Section 4.
     (n) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
               In addition, the terms “Change in Control,” “Potential Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 5(b), (c) and (d) below.

SECTION 2. Administration.
          The Plan shall be administered by a Committee of not less than three directors of the Company, all of whom shall be directors who are “Non-Employee Directors”, as defined in Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. Such directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists which has the authority to so administer the Plan.
          The Committee shall have full power and authority to interpret and administer the Plan and, subject to Section 4(a) below, full authority to select the individuals to whom Awards will be granted, and to determine the number of shares of Stock that may be purchased upon exercise of Awards granted under the Plan, the consideration, if any, to be paid for such Awards, the timing of such Awards, the terms and conditions of Awards granted under the Plan and the terms and conditions of the related agreements which will be entered into with participants.
          The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.
          Any interpretation and administration of the Plan by the Committee, and all actions and determinations of the Committee in connection with the Plan, shall be final, binding and conclusive on the Company, its shareholders, all participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.
SECTION 3. Stock Subject to the Plan.
     (a) Aggregate Stock Subject to the Plan. Subject to adjustment as provided in Section 3(c) below, the total number of shares of Stock reserved and available for Awards under the Plan is 200,000. Any Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.
     (b) Forfeiture or Termination of Awards of Stock. If any Award granted hereunder is forfeited or an Award otherwise terminates or expires without the issuance of Stock, the unissued Stock that is subject to such Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(a).
(c) Adjustment.
     (1) If the Company (i) pays a dividend or makes a distribution in shares of Stock, (ii) subdivides or splits its outstanding Stock into a greater number of shares, or (iii) combines its outstanding Stock into a smaller number of shares, the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all of the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number of shares of Stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event. An adjustment made pursuant to this Section 3(c)(1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
     (2) If the Company reclassifies or changes the Stock (except for splitting or combining, or changing par value, or changing from par value to no par value, or changing from no par value to par value) or participates in a consolidation or merger (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification of or change in the Stock except as stated above), the aggregate number of shares of Stock reserved for issuance pursuant to the Plan and the number and option price of shares of Stock subject to outstanding Options granted pursuant to the Plan immediately prior thereto shall be adjusted so that, assuming that Options had been previously granted for all the shares of Stock so reserved, the participants would be entitled to receive for the same aggregate price that number and type of shares of capital stock which they would have owned after the happening of any of the events described above had they exercised all of such Options prior to the happening of such event.
     (3) No adjustment pursuant to this Section 3(c) shall be required unless such adjustment would require an increase or decrease of at least 1% in such number or price; provided, however, that any adjustments which by reason of this Section 3(c)(3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(c) shall be made to the nearest cent or to the nearest full share, as the case may be. Anything in this Section 3(c) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the option price, in addition to those required by this Section 3(c), as it in its discretion shall determine to be advisable in order that any stock dividends or distributions, subdivisions or splits of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.
SECTION 4. Stock Options.
     (a) Grant. All directors of the Company who are not full time employees of the Company or any of its Subsidiaries are eligible to be granted Stock Options under the Plan. The Committee shall determine the individual directors to whom, and the time or times at which, grants of Stock Options will be made, the number of shares purchasable under each Stock Option granted hereunder and the other terms and conditions of the Stock Options in addition to those set forth in Sections 4(b). Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan will be Non-Qualified Stock Options.
     (b) Terms and Conditions. Options granted under the Plan shall be evidenced by Option agreements substantially in the form of Exhibit A hereto (or such other form as the Committee may approve), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
     (1) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock on the date the Option is granted.
     (2) Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten (10) years from the date the Option is granted (“Option Term”).
     (3) Exercise. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, unless otherwise provided herein or determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant. If any Stock Option is exercisable only in installments or only after a specified vesting date, the Committee may accelerate or waive, in whole or in part, such installment exercise provisions or vesting date at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.
     (4) Method of Exercise. Subject to whatever installment exercise provisions apply with respect to such Stock Option and, if applicable, the six month and one day holding period set forth in Section 4(b)(3), a Stock Option may be exercised, in whole or in part, at any time during the related Option Term, by giving the Company written notice of exercise specifying the number of shares of Stock to be purchased.
          Such notice shall be accompanied by payment in full of the option price of the shares of Stock for which the Option is being exercised, in cash or by check or such other instrument as the Committee may accept. Unless otherwise determined by the Committee, in its sole discretion, at or after grant, payment, in full or in part, of the option price may be made in the form of unrestricted Stock then owned by the participant or Stock that is part of the Stock Option being exercised. The value of each share of such Stock so surrendered or withheld shall be 100% of the Fair Market Value of the Stock on the date the Option is exercised.

          No Stock shall be issued pursuant to an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Stock subject to an Option unless and until the participant has given written notice of exercise, has paid in full for such shares, has given, if requested, the representation described in Section 8(a) and such shares have been issued to such participant.
     (5) Non-Transferability of Options. Stock Options shall not be transferable by the participant, and all Stock Options shall be exercisable during the participant’s lifetime only by the participant or, subject to Section 4(b)(7), by the participant’s authorized legal representative if the participant is unable to exercise an Option as a result of the participant’s Disability.
     (6) Termination by Death. If any participant dies while holding unexercised Stock Options, any Stock Option held by such participant at the time of his or her death may thereafter be exercised, to the extent such Option was exercisable at the time of death or would have become exercisable within one year from the time of death had the participant continued to fulfill all conditions of the Option during such period, by the estate of the participant (acting through its fiduciary) for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death, regardless of the term of the Stock Option remaining at the date of the participant’s death. The balance of the Stock Option shall be forfeited.
     (7) Termination by Reason of Disability. If a participant is unable to serve as a director by reason of Disability, any Stock Option then held by such participant may thereafter be exercised, to the extent such Option was exercisable at the inception of such Disability or would have become exercisable within one year thereafter had the participant continued to fulfill all conditions of the Option during such period, by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of his or her Disability, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of the inception of such Disability; provided, however, that in no event may any such Option be exercised prior to six months and one day from the date of grant; and provided, further, that if the participant dies within such one-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such participant at the time of his or her death shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) to the same extent to which it was exercisable immediately prior to the time of death for a period of one year ( or such other period as the Committee may specify at or after grant) from the date of the inception of such Disability. The balance of the Stock Option shall be forfeited.
     (c) Buyout Provisions. The Committee may at any time buy out, for a payment in cash or Stock, an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, provided that no such transaction shall be structured or effected in a manner that would violate, or result in any liability on the part of the participant under, Section 16 of the Exchange Act or the rules and regulations promulgated thereunder.
SECTION 5. Change in Control Provisions.
     (a) Impact of Event. In the event of: (1) a “Change in Control” as defined in Section 5(b), or (2) a “Potential Change in Control” as defined in Section 5(c), the value of all outstanding Awards shall be cashed out on the basis of the “Change in Control Price” as defined in Section 5(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred.
     (b) Definition of Change in Control. For purposes of this Section 5, a “Change in Control” means the happening of any of the following:
     (1) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the terms “person” and “group” shall not include any “Excluded Director”; and the term

“Excluded Director” means any director who, on the effective date of the Plan, is the beneficial owner of or has the right to acquire an amount of Stock equal to five percent (5%) or more of the number of shares of Stock outstanding on such effective date; and further provided that, unless otherwise determined by the Board or any committee thereof, the terms “person” and “group” shall not include any entity or group of entities that has acquired Stock of the Company in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, (“Investment Intent”), as demonstrated by the filing by such entity or group of a statement on Schedule 13G (including amendments thereto) pursuant to Regulation 13D under the Exchange Act, as long as such entity or group continues to hold such Stock with an Investment Intent;
     (2) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 5(b)(2); or
     (3) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger or otherwise;
provided, however, a change in control shall not be deemed to be a Change in Control for purposes of the Plan if the Board had approved such change prior to either (i) the occurrence of any of the events described in Section 5(b)(1), (2), (3) or 5(c)(1), or (ii) the commencement by any person other than the Company or a Subsidiary of a tender offer for Stock.
     (c) Definition of Potential Change in Control. For purposes of this Section 5, a “Potential Change in Control” means the happening of any one of the following:
     (1) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 5(b); or
     (2) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.
     (d) Change in Control Price. For purposes of this Section 5, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a Change in Control or Potential Change in Control of the Company, at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).
SECTION 6. Amendments and Termination.
          Subject to the following sentence, the Board may at any time, in its sole discretion, amend, alter or discontinue the Plan, or amend the terms of any outstanding Stock Option granted under the Plan, but no such amendment, alteration or discontinuation shall be made which would impair the rights of a participant under an Award theretofore granted, without the participant’s consent. Notwithstanding the foregoing, no such amendment or alteration shall be made which would make the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 thereunder unavailable to any participant holding an Award or which would result in any liability on the part of any participant under Section 16(b) of the Exchange Act.

SECTION 7. Unfunded Status of Plan.
          The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.
SECTION 8. General Provisions.
     (a) The Company may require each participant acquiring Stock pursuant to an Option under the Plan (i) to represent and warrant to and agree with the Company in writing that the participant is acquiring the Stock for investment and without a view to the distribution thereof, and (ii) to make such additional representations, warranties and agreements with respect to the investment intent of such participant as the Company may request. The certificates for such shares may include any legend which the Company deems appropriate to reflect any restrictions on transfer.
     All shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates for such shares to make appropriate reference to such restrictions.
     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(c)	No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, withholding obligations may be settled with unrestricted Stock then owned by the participant or Stock that is issuable upon the exercise of the Option which gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes or other items from any payment of any kind otherwise due to the participant.
     (d) The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.
     (e) All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.
     (f) The provision of Awards need not be the same with respect to each participant.
SECTION 9. Effective Date of Plan.
          The Plan was adopted by the Board on February 6, 1998, subject to approval by shareholders of the Company in accordance with applicable law. The Plan will become effective on the date of such shareholder approval.
SECTION 10. Term of Plan.
          No Award shall be granted pursuant to the Plan on or after April 24, 2008, but Awards granted prior to such date may extend beyond that date.

EXHIBIT A
DIRECTORS’ STOCK OPTION AGREEMENT
                    This Agreement (the “Agreement”) is made as of the                      day of                      ,                     between The Progressive Corporation, an Ohio corporation (the “Company”), and                      (the “Optionee”). The Company hereby grants Optionee an option (the “Option”) to purchase                      Common Shares, $1.00 par value (the “Common Shares”), of the Company for a purchase price of                      ($                     ) per share (the “Option Price”). The Option has been granted pursuant to The Progressive Corporation 1998 Directors’ Stock Option Plan (the “Plan”) and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this Agreement:
     1. Term. The Option shall be exercisable, in whole or part, on and after                     ,                      but not after 5:00 o’clock p.m., Cleveland time, on                                          ,                     .
     2. Method of Exercise. The Option shall be exercisable from time to time by written notice (in form acceptable to the Company) which shall:
(a) state that the Option is thereby being exercised, the number of Common Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Common Shares should be registered and his or her address and social security number;
(b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Optionee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and
(c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may request, in form and substance satisfactory to counsel for the Company.
     3. Payment of Price. Upon exercise of the Option, the Company shall deliver a certificate or certificates for such Common Shares to the specified person or persons at the specified time upon receipt of the full purchase price for such Common Shares: (i) by certified or bank cashier’s check, or (ii) by delivery of unrestricted Stock with a Fair Market Value equal to the Option Price, or (iii) by any other method of payment or combination thereof authorized by the Plan.
     4. Transferability. The Option shall not be transferable by the Optionee. The Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee for his or her own account, except in the event of the death or Disability of the Optionee, in either of which events the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee’s estate (acting through its fiduciary) or, if the Optionee is unable to exercise the Option as a result of such Disability, by the Optionee’s duly authorized legal representative, respectively.
     5. Restrictions on Exercise. The Option is subject to all restrictions set forth in this Agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Optionee or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.
     6. Taxes. The Optionee hereby agrees to pay to the Company, in cash or unrestricted Stock or by any other method authorized under the Plan, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to the Option granted hereunder or its exercise. If the Optionee does not make such payment to the Company, the Company shall have the right to deduct from any payment of any kind otherwise due to the Optionee from the Company, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to the Option, its exercise or the Common Shares to be purchased by the Optionee under this Agreement. The Option shall not be treated as an incentive stock option under Section 422 or any successor Section thereto of the Internal Revenue Code of 1986, as amended.
     7. Definitions. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings given them in the Plan.

THE PROGRESSIVE CORPORATION

DATE OF GRANT:	By:
ACCEPTANCE OF AGREEMENT
The Optionee hereby: (a) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he/she is familiar with all provisions of the Plan; (b) accepts this Agreement and the Option granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company.

Date:
Optionee